EXHIBIT 21.1
SUBSIDIARIES OF THE REGISTRANT

STATE OF
INCORPORATION/
SUBSIDIARY	ORGANIZATION

ADM/CHS, LLC	Delaware
Ag States Agency, LLC	Minnesota
Impact Risk Solutions, LLC, a subsidiary of Ag States Agency, LLC	Minnesota
Ag States Agency of Montana, Inc.	Montana
Agronomy Company of Canada, Ltd.	Nova Scotia
Allied Agronomy, LLC	North Dakota
Battle Creek/CHS, LLC	Delaware
Cenex Ag, Inc.	Delaware
Cenex Petroleum, Inc.	Minnesota
Cenex Pipeline, LLC	Minnesota
Central Montana Propane, LLC	Montana
CHS Canada, Inc.	Ontario, Canada
CHS do Brasil Ltda.	Brazil
CHS Energy Canada, Inc.	Alberta
CHS Holdings, Inc.	Minnesota
CHS Hong Kong, LLC	Minnesota
CHS Inc. de Mexico	Mexico
CHSIH AG	Zug, Switzerland
MCIC AG, a subsidiary of CHSIH AG	Zug, Switzerland
Multigrain AG, a subsidiary of CHSIH AG and MCIC AG	Zug, Switzerland
CHS-Blackfoot, Inc.	Idaho
CHS-Browns Valley	Minnesota
CHS China, LLC	Minnesota
CHS-Chinook	Montana
CHS-Chokio	Minnesota
CHS-Clinton/Wilmot	Minnesota
CHS-Corsica	South Dakota
CHS-Dickinson	North Dakota
CHS-Drayton	North Dakota
CHS-Fairdale	North Dakota
CHS-Farmco, Inc.	North Dakota
CHS-Hoffman	Minnesota
CHS-M&M, Inc.	Colorado
CHS-Mitchell	South Dakota
CHS-Moscow, Inc.	Idaho
CHS-Starbuck	Minnesota
CHS-Wallace County, Inc.	Kansas
Circle Land Management, Inc.	Minnesota

STATE OF
INCORPORATION/
SUBSIDIARY	ORGANIZATION

Classic Farms, LLC	South Dakota
Cofina Financial, LLC	Minnesota
Cornerstone Ag, LLC	Delaware
Country Hedging, Inc.	Delaware
Dakota Agronomy Partners, LLC	North Dakota
Dakota Quality Grain Cooperative LLC	Minnesota
Energy Partners, LLC	Montana
Fin-Ag, Inc.	South Dakota
Front Range Pipeline, LLC	Minnesota
Genetic Marketing Group, LLC	Washington
Green Bay Terminal Corporation	Wisconsin
Harvest States Cooperatives Europe B.V.	Netherlands
Horizon Milling, LLC	Delaware
Horizon Milling L.P.	Delaware
Horizon Milling G.P.	Ontario, Canada
Imperial Valley Terminal, LLC	Illinois
Loomis Crop Nutrients, LLC	Nebraska
Montevideo Grain, LLC	Delaware
Mountain View of Montana, LLC	Delaware
Mountain Country, LLC	Idaho
National Cooperative Refinery Association (NCRA)	Kansas
Clear Creek Transportation, LLC, a subsidiary of NCRA	Kansas
Jayhawk Pipeline, LLC, a subsidiary of NCRA	Kansas
Kaw Pipeline, a subsidiary of NCRA	Delaware
McPherson Agricultural Products, LLC, a subsidiary of NCRA	Kansas
Osage Pipeline Co, a subsidiary of NCRA	Delaware
Norick Risk Funding Concepts, LLC	Minnesota
Northwest Iowa Agronomy, LLC	Iowa
Partnered Beverages, LLC	Minnesota
PGG/HSC Feed Company, LLC	Oregon
Plains Partners, LLC	Minnesota
Provista Renewable Fuels Marketing, LLC	Kansas
Red Rock Cooperative Association	South Dakota
Russell Consulting Group, LLC	Nebraska
Safety Resource Alliance, LLC	Kansas
Sparta Foods, Inc.	Minnesota
Southwest Crop Nutrients, LLC	Kansas
St. Paul Maritime Corporation	Minnesota
TEMCO, LLC	Delaware
Tillamook Valley Nutrition, LLC	Oregon
US BioEnergy Corporation	South Dakota
United Country Brands, LLC	Delaware
Agriliance, LLC, a subsidiary of United Country Brands, LLC	Delaware
United Energy, LLC	Delaware
United Harvest, LLC	Delaware
United Processors, LLC	Delaware

STATE OF
INCORPORATION/
SUBSIDIARY	ORGANIZATION

Rocky Mountain Milling, LLC, a subsidiary of United Processors, LLC	Delaware
Ventura Foods, LLC	Delaware
Whitman Terminal Association, LLC	Delaware